SEVENTH AMENDMENT TO LEASE
This Seventh Amendment to Lease (“Amendment”) is entered into, and dated for reference purposes, as of October 11, 2016 (the “Execution Date”) by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Landlord”), and CODEXIS, INC., a Delaware corporation (“Tenant”), with reference to the following facts (“Recitals”):
A.Landlord and Tenant are the parties to that certain lease which is comprised of the following (collectively, the “Existing Lease”): that certain Lease, dated October ___ [sic], 2003, entered into by and between Tenant, as tenant and Landlord, as landlord (“Original Lease”); as amended by that certain First Amendment to Lease dated as of June 1, 2004, that certain Second Amendment to Lease (the “Second Amendment”) dated as of March 9, 2007, that certain Third Amendment to Lease dated as of March 31, 2008, that certain Fourth Amendment to Lease dated as of September 17, 2010, that certain Fifth Amendment to Lease dated March 16, 2011 and that certain Sixth Amendment to Lease dated September 27, 2012 (the “Sixth Amendment”), for certain premises (the “Premises”) containing approximately 107,159 rentable square feet, comprised of the following: (i) approximately 11,158 rentable square feet commonly known as 501 Chesapeake Drive, Redwood City, California (the “501 Chesapeake Space”), (ii) approximately 10,597 rentable square feet commonly known as 200 Penobscot Drive, Redwood City, California (the “200 Penobscot Space”), (iii) approximately 17,627 rentable square feet commonly known as 220 Penobscot Drive, Redwood City, California (the “220 Penobscot Space”); (iv) approximately 37,856 rentable square feet commonly known as 400 Penobscot Drive, Redwood City, California (the “400 Penobscot Space”), and (v) approximately 29,921 rentable square feet commonly known as 101 Saginaw Drive, Redwood City, California (the “101 Saginaw Space”), in the Project (commonly known as Seaport Centre in Redwood City, California), all as more particularly described in the Existing Lease.
B.    Landlord and Tenant desire to provide for (i) the extension of the Term solely as to the 501 Chesapeake Space; and (ii) other amendments of the Existing Lease as more particularly set forth below.
NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.SCOPE OF AMENDMENT; DEFINED TERMS. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise; provided, however, that the term “Lease” as used herein and, from and after the Execution Date, in the Existing Lease shall refer to the Existing Lease as modified by this Amendment.
SECTION 2.    REMEASUREMENT. Landlord and Tenant acknowledge and agree that Landlord has remeasured the project on which the Building is located (the “Project”), the Building and the 501 Chesapeake Space, and that, according to such remeasurement: (a) the rentable square footage of the Project is 537,362 rentable square feet and accordingly, effective as of the Execution Date, all references to the “Rentable Area of the Project” in the Lease are hereby amended to refer to “537,362 rentable square feet”; (b) the rentable square footage of Building 3 is 37,718 rentable square feet and accordingly, effective as of the Execution Date, all references to the “Rentable Area of Building 3” in the Lease are hereby amended to refer to “37,718 rentable square feet”; (c) the

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rentable square footage of the Phase I is 301,703 rentable square feet and accordingly, effective as of the Execution Date, all references to the “Rentable Area of Phase I” in the Lease are hereby amended to refer to “301,703 rentable square feet”; and (d) the rentable square footage of the 501 Chesapeake Space is 11,020 rentable square feet and accordingly, effective as of the 501 Chesapeake Third Extension Commencement Date (as defined below), and continuing throughout the 501 Chesapeake Third Extended Term (as defined below), all references to the “Rentable Area of the Premises” in the Lease are hereby amended to refer to “11,020 rentable square feet”.
SECTION 3.    EXTENSION OF TERM FOR THE 501 CHESAPEAKE SPACE. Landlord and Tenant acknowledge and agree that, notwithstanding any provision of the Existing Lease to the contrary, the current Term, solely with respect to the 501 Chesapeake Space, pursuant to the Existing Lease will expire on January 31, 2017, and that the Term of the Lease solely for the 501 Chesapeake Space is hereby extended for the period of sixty (60) months (the “501 Chesapeake Third Extended Term”) commencing on February 1, 2017 (the “501 Chesapeake Third Extension Commencement Date”) and expiring January 31, 2022 (hereafter, the “Third Extended 501 Chesapeake Expiration Date”), unless sooner terminated pursuant to the terms of the Lease. Landlord and Tenant acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to the first option to extend the current Term for the 501 Chesapeake Space pursuant to Section 7(b) of the Sixth Amendment, whether or not in accordance with any other provisions, if any, of the Existing Lease regarding renewal or extension of the 501 Chesapeake Space.
SECTION 4.    MONTHLY BASE RENT FOR 501 CHESAPEAKE THIRD EXTENDED TERM. Notwithstanding any provision of the Existing Lease to the contrary, commencing on the 501 Chesapeake Third Extension Commencement Date and continuing through the Third Extended 501 Chesapeake Expiration Date, the amount of Monthly Base Rent payable by Tenant for the 501 Chesapeake Space shall be as follows:

Period from/to	Monthly Base Rent
February 1, 2017 ‒ January 31, 2018	$36,366.00
February 1, 2018 ‒ January 31, 2019	$37,456.98
February 1, 2019 ‒ January 31, 2020	$38,580.69
February 1, 2020 ‒ January 31, 2021	$39,738.11
February 1, 2021 ‒ January 31, 2022	$40,930.25

SECTION 5.    TENANT’S SHARE. Notwithstanding any provision of the Existing Lease to the contrary, during the 501 Chesapeake Third Extended Term, Tenant’s Building 3 Share, Tenant’s Phase I Share, and Tenant’s Project Share are as follows:
Tenant’s Building 3 Share: 29.22%
Tenant’s Phase I Share: 3.65%
Tenant’s Project Share: 2.05%

SECTION 6.    “AS IS” CONDITION. Notwithstanding any provision of the Existing Lease to the contrary, Tenant is in possession of the 501 Chesapeake Space and accepts the same in its “AS IS” condition existing on the Execution Date, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the same; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation in any portion of the Premises.
SECTION 7.    EXISTING TENANT ADDITIONS. Tenant shall not be required to remove any Tenant Additions existing in the 501 Chesapeake Space as of the Execution Date.
SECTION 8.    OPTION TO EXTEND. Tenant has exercised its first option to extend the Term of the Lease with respect to the 501 Chesapeake Space and has one option to extend the Term with respect to the 501 Chesapeake Space remaining pursuant to Section 7(b) of the Sixth Amendment.
SECTION 9.    NEGOTIATION RIGHT. Landlord and Tenant acknowledge and agree that the Negotiation Right with respect to 525 Chesapeake Drive has terminated.
SECTION 10.    CHANGE OF ADDRESS. Landlord’s Address set forth in the Basic Lease Provisions of the Original Lease, as amended by Section 14 of the Second Amendment, is hereby deleted in its entirety and replaced with the following:
“Metropolitan Life Insurance Company
c/o Seaport Centre Manager
701 Chesapeake Drive
Redwood City, CA 94063

with copies to the following:

Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attention: Director, EIM
and

Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attention: Associate General Counsel”
SECTION 11.    LIMITATION OF LANDLORD’S LIABILITY. Notwithstanding any provision of the Existing Lease to the contrary (including, without limitation, Section 26.08 of the Original Lease), Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord’s equity interests in the Project up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to the Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.
SECTION 12.    TIME OF ESSENCE. Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.
SECTION 13.    BROKERS. Notwithstanding any other provision of the Existing Lease to the contrary, Tenant represents that in connection with this Amendment it is represented by Kidder Mathews (“Tenant’s Broker”) and, except for Tenant’s Broker and Landlord’s Broker identified below, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant hereby indemnifies and agrees to protect, defend and hold Landlord and Newmark Cornish & Carey (“Landlord’s Broker”) harmless from and against all claims, losses, damages, liability, costs and expenses (including, without limitation, attorneys’ fees and expenses) by virtue of any broker, agent or other person claiming a commission or other form of compensation by virtue of alleged representation of, or dealings or discussions with, Tenant with respect to the subject matter of this Amendment, except for Landlord’s Broker. Tenant is not obligated to pay or fund any amount to Landlord’s Broker and Tenant’s Broker, and Landlord hereby agrees to pay such commission, if any, to which Landlord’s Broker or Tenant’s Broker is entitled in connection with the subject matter of this Amendment pursuant to Landlord’s separate written agreement with Landlord’s Broker and/or Tenant’s Broker, as applicable. The provisions of this Section shall survive the expiration or earlier termination of the Lease.
SECTION 14.    ATTORNEYS’ FEES. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event that either party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the parties acknowledge and agree that the provisions of Section 11.03 of the Original Lease shall apply.
SECTION 15.    EFFECT OF HEADINGS; RECITALS: EXHIBITS. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.
SECTION 16.    ENTIRE AGREEMENT; AMENDMENT. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.
SECTION 17.    OFAC. Landlord advises Tenant hereby that the purpose of this Section is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.
If, in connection with the Lease, there is one or more guarantors of Tenant’s obligations under the Lease, then Tenant further represents, warrants and covenants either that (i) any such guarantor is a Regulated Entity or (ii) neither guarantor nor any person or entity that directly or indirectly (a) controls such guarantor or (b) has an ownership interest in such guarantor of twenty-five percent (25%) or more, appears on the OFAC List.
Tenant covenants that during the term of the Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Section. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Amendment is true and complete.
SECTION 18.    RATIFICATION. Tenant represents to Landlord that: (a) the Existing Lease is in full force and effect and has not been modified except as provided by this Amendment; (b) as of the Execution Date, there are no uncured defaults or unfulfilled obligations on the part of Landlord or Tenant; and (c) Tenant is currently in possession of the entire Premises as of the Execution Date, and neither the Premises, nor any part thereof, is occupied by any subtenant or other party other than Tenant (except for any subleases that have been consented to by Landlord in writing).
SECTION 19.    AUTHORITY. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.
SECTION 20.    DISCLOSURE REGARDING CERTIFIED ACCESS SPECIALIST. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.
SECTION 21.    ENERGY UTILITY USAGE. If Tenant is billed directly by a public utility with respect to Tenant’s energy usage at the Premises, then, upon request, Tenant shall provide monthly energy utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s energy usage with respect to the Premises directly from the applicable utility company.

SECTION 22.    COUNTERPARTS. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:	CODEXIS, INC., a Delaware corporation By: /s/ John J. Nicols
Print Name: John J. Nicols
Title: President and CEO

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation By: /s/ Leland Low
Print Name: Leland Low
Title: Director